UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 1.01    Entry into a Material Definitive Agreement.
Apollo Endosurgery, Inc. (the “Company”) and Aslan IV Austin, LLC (the “Landlord”) originally entered into the Office Lease Agreement on July 16, 2012 (the “Lease”) for the Company’s principal executive offices located in an 18,234 square foot facility in Austin, Texas. The Lease has been amended on both July 11, 2018 and June 18, 2021, and the Lease has been subsequently assigned to BC Exchange Cityview Master Tenant, LLC. On September 30, 2022, the Company entered into a third amendment (the “Third Amendment”) to the Lease, which extends the term of the Lease for an additional three years and six months, or until March 31, 2026 (the “Extension Term”), and includes approximately 11,808 square feet of leased space. Total base rent payments owed during the Extension Term equal approximately $1.3 million, plus the Company’s share of certain variable and administrative costs under the Lease.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
99.1
Third Amendment to Office Lease Agreement, dated September 30, 2022, by and between Apollo Endosurgery, Inc. and BC Exchange Cityview Master Tenant, LLC (successor in interest to Aslan IV Austin, LLC).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	October 6, 2022
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer